                                                                    Exhibit 99.2

                            JOINT FILER INFORMATION

Item                                    Information

Name:                                   Wells Fargo Municipal Capital
                                        Strategies, LLC

Address:                                375 Park Avenue
                                        New York, New York 10152

Date of Event Requiring
Statement (Month/Day/Year):             November 6, 2018

Issuer Name and Ticker or
Trading Symbol:                         Nuveen Municipal Credit Income
                                        Fund (NZF)

Relationship of Reporting               10% Owner
Person(s) to Issuer:

If Amendment, Date Original
Filed (Month/Day/Year):                 Not Applicable

Individual or Joint/Group Filing:       Form filed by More than One
                                        Reporting Person

Signature:                              WELLS FARGO MUNICIPAL CAPITAL
                                        STRATEGIES, LLC

                                           By: Adam Joseph
                                               -----------------------
                                           Name: Adam Joseph
                                           Title: President
                                           Date:  November 9, 2018